SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 13, 2012

DYNASTAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-144596	32-0309317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Herr Lane, Louisville, KY 40222
(Address of principal executive offices)

502.326.8100

(Registrant’s telephone number, including area code)

(Former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 13, 2012, Dynastar Holdings, Inc. (“we,” “us” or “our”) entered into an Asset Purchase Agreement (the “APA”) with uBuy2Give, Inc. (the “Seller”) to acquire substantially all of the assets (the “Assets”) of the Seller, consisting primarily of a suite of customized ConnectionPlus™ software applications that we expect will help us increase brand awareness, improve customer loyalty, and enhance our online presence. Pursuant to the APA, among other things:

•	Upon the closing of the acquisition of the Assets, which is expected to take place on or before October 31, 2012 (the “Closing”), subject to the satisfaction of certain conditions enumerated in the APA, in consideration for the Seller’s transfer of the Assets to us, we will issue to the Seller that number of restricted shares of our Common Stock (the “Initial Shares”) equal to 5% of the total number of shares of our Common Stock issued and outstanding immediately prior to the Closing;

•	If our utilization of the Assets causes us to generate at least $1,000,000 in revenues, but less than $1,500,000 in revenues, within the initial eighteen (18) months after the Closing, we shall thereafter issue to the Seller an additional number of restricted shares of our Common Stock equal to 7.5% of the total number of shares of our Common Stock which were issued and outstanding immediately prior to the Closing (for an aggregate of 12.5%);

•	If our utilization of the Assets causes us to generate at least $1,500,000 in revenues within the initial eighteen (18) months after the Closing, we shall thereafter issue to the Seller an additional number of restricted shares of our Common Stock equal to 15% of the total number of shares of our Common Stock which were issued and outstanding immediately prior to the Closing (for an aggregate of 20%);

•	All shares of our common stock to be issued to Seller under the APA will carry “piggy back” registration rights;

•	If we fail to meet certain minimum requirements with respect to the utilization of the Assets within the initial eighteen (18) months of such use, regardless of the amount of revenues generated, we shall thereafter issue to the Seller an additional number of restricted shares of our Common Stock equal to 15% of the total number of shares of our Common Stock which were issued and outstanding immediately prior to the Closing (for an aggregate of 20%);

•	In the event that our utilization of the Assets does not cause us to generate at least $1,000,000 in revenues within the initial eighteen (18) months of our use, and we fail to meet certain minimum requirements with respect to the utilization of the Assets, the Seller may reacquire the Assets by returning the Initial Shares to us; and

•	On August 2, 2012, following the signing with the Seller of a letter of intent dated July 23, 2012, we provided the Seller with a loan in the principal amount of $50,000, which loan is evidenced by a 10% senior subordinated promissory note (the “Bridge Note”) due on November 2, 2012. Upon the Closing, the aggregate principal amount of the Bridge Note plus accrued interest will be forgiven by us in full. Under the terms of the APA, we may lend Seller up to an additional $50,000 prior to the Closing.

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Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report relating to the Bridge Note is incorporated into this item by reference.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2012	Dynastar Holdings, Inc.

	By:	/s/John S. Henderson IV
	Name:	John S. Henderson IV
	Title:	Chief Executive Officer

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